Exhibit 10.3

FIRST AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) made as of the 30th day of April, 2012, by and among KITE REALTY GROUP, L.P., a Delaware limited partnership (“Borrower”), KITE REALTY GROUP TRUST, a real estate investment trust formed under the laws of the State of Maryland (“REIT”), the Subsidiaries executing below as Guarantors (the “Subsidiary Guarantors”; REIT and the Subsidiary Guarantors, collectively the “Guarantors”), KEYBANK NATIONAL ASSOCIATION, a national banking association (“KeyBank”), THE OTHER LENDERS WHICH ARE SIGNATORIES HERETO (KeyBank and the other lenders which are signatories hereto, collectively, the “Lenders”), and KEYBANK NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders (the “Agent”).

W I T N E S S E T H:

WHEREAS, Borrower, Agent, the Lenders and certain other parties entered into that certain Second Amended and Restated Credit Agreement dated as of June 6, 2011 (the “Credit Agreement”); and

WHEREAS, Borrower has requested that the Agent and the Lenders make certain modifications to the terms of the Credit Agreement; and

WHEREAS, the Agent and the Lenders have agreed to make such modifications subject to the execution and delivery by Borrower and Guarantors of this Amendment.

NOW, THEREFORE, for and in consideration of the sum of TEN and NO/100 DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

1.             Definitions.  All the terms used herein which are not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

2.             Modification of the Credit Agreement.  Borrower, the Lenders and Agent do hereby modify and amend the Credit Agreement as follows:

(a)           By deleting in their entirety the definitions of “Applicable Margin”, “Borrowing Base”, “Capitalization Rate”, “EBITDA”, “Funds From Operations” and “Termination Date”, appearing in Section 1.1. of the Credit Agreement, and inserting in lieu thereof the following:

“Applicable Margin” means the percentage rate set forth below corresponding to the Leverage Ratio in effect at such time:

Level	Leverage Ratio	Applicable Margin For LIBOR Loans	Applicable Margin For Base Rate Loans
1	50.0% or less	1.90%	0.90%
2	Greater than 50.0% but less than or equal to 55.0%	2.15%	1.15%
3	Greater than 55.0% but less than or equal to 60.0%	2.40%	1.40%
4	Greater than 60.0%	2.90%	1.90%

The Applicable Margin shall be determined by the Agent under this clause from time to time, based on the Leverage Ratio as set forth in the Compliance Certificate most recently delivered by the Borrower pursuant to Section 9.3.  Any adjustment to the Applicable Margin shall be effective (i) in the case of a Compliance Certificate delivered in connection with quarterly financial statements of the Parent delivered pursuant to Section 9.3., as of the date 50 days following the end of the last day of the applicable fiscal period covered by such Compliance Certificate, and (ii) in the case of a Compliance Certificate delivered in connection with annual financial statements of the Parent delivered pursuant to Section 9.3., as of the date 95 days following the end of the last day of the applicable fiscal period covered by such Compliance Certificate.  If the Borrower shall fail to deliver a Compliance Certificate within the time period required under Section 9.3., the Applicable Margin shall be determined based on Level 4 until the Borrower delivers the required Compliance Certificate, in which case the Applicable Margin shall be determined as provided above effective as of the date of delivery of such Compliance Certificate.  If the Borrower shall deliver a Compliance Certificate which is subsequently determined to be incorrect and, if correct when delivered, would have resulted in a higher Applicable Margin, Borrower shall pay to the Agent, within five (5) days after demand, any additional interest that would have accrued and been payable on any Loans using such higher Applicable Margin during the period that such lower Applicable Margin was applied incorrectly.

“Borrowing Base” means, as of any date, the lesser of (a) an amount equal to sixty-two and one-half percent (62.5%) of the then-current Unencumbered Pool Value, and (b) the maximum principal amount of debt which would not cause the Borrowing Base Debt Service Coverage Ratio to be less than 1.40 to 1.  The Borrowing Base shall equal $0 if at any time (i) there are fewer than fifteen (15) Eligible Unencumbered Pool Properties or (ii) the Unencumbered Pool Value is less than $250,000,000.

“Capitalization Rate” means seven and three-fourths percent (7.75%).

“EBITDA” means, with respect to a Person for any period (without duplication):  (a) net income (loss) of such Person for such period determined on a consolidated basis (before minority interests), exclusive of the following (but only to the extent included in determination of such net income (loss)):  (i) depreciation and amortization expense; (ii) Interest Expense; (iii) income tax expense; (iv) extraordinary or non-recurring gains and losses; (v) other non-cash items; and (vi) costs in connection with acquisitions; plus (b) such Person’s pro rata share of EBITDA of its Unconsolidated Affiliates.  EBITDA shall be adjusted to remove any impact from straight line rent leveling adjustments required under GAAP and amortization of intangibles pursuant to Statement of Financial Accounting Standards number 141.

“Funds From Operations” means, with respect to a Person and for a given period, (a) net income (loss) of such Person computed in accordance with GAAP, calculated without regard to (i) gains (or losses) from debt restructuring and sales of property during such period, and (ii) charges for impairment of real estate, plus (b) depreciation with respect to such Person’s real estate assets and amortization (other than amortization of deferred financing costs) of such Person for such period, plus (c) other non-cash items (other than amortization of deferred financing costs), plus (d) costs in connection with acquisitions, all after adjustment for unconsolidated partnerships and joint ventures, plus (e) extraordinary and non-recurring gains and losses.  Adjustments for Unconsolidated Affiliates will be calculated to reflect funds from operations on the same basis.

“Termination Date” means April 30, 2016 or such later date to which the Termination Date may be extended pursuant to Section 2.12.

(b)           By amending the definition of “Net Operating Income” appearing in Section 1.1. of the Credit Agreement by inserting the following sentence at the end thereof:

“For the retail assets known as Cobblestone Plaza (also known as Pembroke Pines) and Plaza at Cedar Hill, Net Operating Income shall include annualized rental income from executed leases for those tenants that take occupancy prior to December 31, 2012 until such time as two (2) consecutive fiscal quarters of operations with such tenants are available.”

(c)           By adding the following definitions to Section 1.1. of the Credit Agreement:

“Development Properties” means any ground-up developments, including consolidated or unconsolidated properties not owned by Parent, Borrower or their Subsidiaries as of April 30, 2012. Notwithstanding the foregoing, any such property which achieves an Occupancy Rate of 85% shall no longer be a Development Property.

“Term Loan Agreement” means that certain Term Loan Agreement dated as of April 30, 2012, among the Borrower, the Parent, KeyBank National Association, as administrative agent, and the lenders party thereto from time to time, as such agreement may be amended, supplemented and modified from time to time.

“Term Loan” means the aggregate principal balance of the “Loan” as defined in the Term Loan Agreement.

(d)           By deleting in its entirety Section 2.7.(b)(ii).of the Credit Agreement, and inserting in lieu thereof the following:

“(ii)         Outstandings in Excess of Borrowing Base.  If at any time the aggregate outstanding principal balance of all Unsecured Indebtedness of the Parent, the Borrower and their respective Subsidiaries (including, without limitation the outstanding principal balance of the Loans, together with the aggregate amount of all Letter of Credit Liabilities and the Term Loan), exceeds the Borrowing Base, then the Borrower shall, within five (5) Business Days of the Agent’s demand, pay the amount of such excess, at its choice, either to reduce such Unsecured Indebtedness or to the Agent for the account of the Lenders for application to the Revolving Loans. All payments under this Section shall be applied to pay all amounts of principal outstanding on the Loans and any Reimbursement Obligations pro rata in accordance with Section 3.2. and if any Letters of Credit are outstanding at such time the remainder, if any, shall be deposited into the Collateral Account for application to any Reimbursement Obligations.  If the Borrower is required to pay any outstanding LIBOR Loans by reason of this Section prior to the end of the applicable Interest Period therefor, the Borrower shall pay all amounts due under Section 5.4.”

(e)           By deleting the words “Unsecured Debt” appearing in Section 4.3.(e) of the Credit Agreement, and inserting in lieu thereof the words “Unsecured Indebtedness”.

(f)            By deleting in its entirety Section 10.1.(c) of the Credit Agreement, and inserting in lieu thereof the following:

“(c)         Minimum Tangible Net Worth.  Tangible Net Worth at any time to be less than (i) $325,000,000 plus (ii) 75.0% of the Net Proceeds of all Equity Issuances effected by the Parent or any Subsidiary after the Agreement Date (other than (x) Equity Issuances to the Parent or any Subsidiary and (y) the approximately $32,500,000 issuance of Preferred Equity Interests of Parent made pursuant to the Parent’s prospectus supplement dated March 7, 2012).”

(g)           By deleting in its entirety Section 10.1.(h) of the Credit Agreement, and inserting in lieu thereof the following:

“(h)         Permitted Investments.  The Parent’s, Borrower’s, and their Subsidiaries’ investments in (i) Mortgage Notes Receivable (with each asset valued at the lower of its acquisition cost and its fair market value), to exceed, in the aggregate, ten percent (10%) of Total Asset Value; (ii) Unconsolidated Affiliates (valued at the greater of their aggregate cash investment in that entity or the portion of Total Asset Value attributable to such entity or its assets as the case may be) to exceed, in the aggregate, twenty percent (20%) of Total Asset Value; (iii) Unimproved Land (with each asset valued at its GAAP book value) to exceed, in the aggregate, ten percent (10%) of Total Asset Value; (iv) the Development Properties (with each asset valued at its GAAP book value and including the Borrower’s pro-rata share of the GAAP book value of Development Properties owned by Unconsolidated Affiliates) to exceed, in the aggregate, fifteen percent (15%) of Total Asset Value; or (v) the aggregate of investments under Section 10.1.(h)(i), (iii) and (iv) to exceed twenty-five percent (25%) of Total Asset Value.”

(h)           By deleting in its entirety Section 10.1.(i) of the Credit Agreement, and inserting in lieu thereof the following:

“(i)          Secured Indebtedness.  The ratio of (i) Secured Indebtedness of the Parent, the Borrower, or any Subsidiary of Parent, determined on a consolidated basis, to (ii) Total Asset Value to exceed .55 to 1.00 at any time.”

(i)            By adding the following new subsection (n) to Section 11.1.:

“(n)         The Term Loan Agreement. The occurrence of an “Event of Default” under the Term Loan Agreement.”

(j)            By deleting in its entirety Schedule 7.1.(i) to the Credit Agreement and substituting therefore Schedule 7.1.(i) attached hereto.

3.             References to Credit Agreement.  All references in the Loan Documents to the Credit Agreement shall be deemed a reference to the Credit Agreement, as modified and amended herein.

4.             Acknowledgment of Borrower and Guarantors.  Borrower and Guarantors hereby acknowledge, represent and agree that the Loan Documents, as modified and amended herein, remain in full force and effect and constitute the valid and legally binding obligation of Borrower and Guarantors, as applicable, enforceable against Borrower and Guarantors in accordance with their respective terms (except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and the effect of general principles of equity), and that the execution and delivery of this Amendment does not constitute, and shall not be deemed to constitute, a release, waiver or satisfaction of Borrower’s or any Guarantor’s obligations under the Loan Documents.

5.             Representations and Warranties.  Borrower and Guarantors represent and warrant to Agent and the Lenders as follows:

(a)           Authorization.  The execution, delivery and performance of this Amendment and the transactions contemplated hereby (i) are within the authority of Borrower and Guarantors, (ii) have been duly authorized by all necessary proceedings on the part of the Borrower and Guarantors, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any of the Borrower or Guarantors is subject or any judgment, order, writ, injunction, license or permit applicable to any of the Borrower or Guarantors, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement or certificate, certificate of formation, operating agreement, articles of incorporation or other charter documents or bylaws of, or any mortgage, indenture, agreement, contract or other instrument binding upon, any of the Borrower or Guarantors or any of their respective properties or to which any of the Borrower or Guarantors is subject, and (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of any of the Borrower or Guarantors.

(b)           Enforceability.  The execution and delivery of this Amendment are valid and legally binding obligations of Borrower and Guarantors enforceable in accordance with the respective terms and provisions hereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and the effect of general principles of equity.

(c)           Approvals.  The execution, delivery and performance of this Amendment and the transactions contemplated hereby do not require the approval or consent of any Person or the authorization, consent, approval of or any license or permit issued by, or any filing or registration with, or the giving of any notice to, any court, department, board, commission or other governmental agency or authority other than those already obtained and any disclosure filings with the SEC as may be required with respect to this Amendment.

(d)           Reaffirmation.  Borrower and Guarantors reaffirm and restate as of the date hereof each and every representation and warranty made by the Borrower and Guarantors and their respective Subsidiaries in the Loan Documents or otherwise made by or on behalf of such Persons in connection therewith except for representations or warranties that expressly relate to an earlier date.

6.             No Default.  By execution hereof, the Borrower and Guarantors certify that as of the date of this Amendment and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

7.             Waiver of Claims.  Borrower and Guarantors acknowledge, represent and agree that none of such Persons has any defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever arising on or before the date hereof with respect to the Loan Documents, the administration or funding of the Loan or with respect to any acts or omissions of Agent or any Lender, or any past or present officers, agents or employees of Agent or any Lender pursuant to or relating to the Loan Documents, and each of such Persons does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action arising on or before the date hereof, if any.

8.             Ratification.  Except as hereinabove set forth, all terms, covenants and provisions of the Credit Agreement remain unaltered and in full force and effect, and the parties hereto do hereby expressly ratify and confirm the Loan Documents as modified and amended herein.  Guarantors hereby consent to the terms of this Amendment.  Nothing in this Amendment or any other document delivered in connection herewith shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Notes or the other obligations of Borrower and Guarantors under the Loan Documents.

9.             Effective Date.  This Amendment shall be deemed effective and in full force and effect as of the date hereof upon the execution and delivery of this Amendment by Borrower, Guarantors, Agent and all of the Lenders.  The Borrower will pay the reasonable fees and expenses of Agent in connection with this Amendment in accordance with Section 13.2. of the Credit Agreement.  All interest and fees accrued prior to the date of this Amendment under provisions of the Credit Agreement modified by this Amendment shall remain payable at the due dates set forth in the Credit Agreement.

10.          Amendment as Loan Document.  This Amendment shall constitute a Loan Document.

11.          Counterparts.  This Amendment may be executed in any number of counterparts which shall together constitute but one and the same agreement.

12.          MISCELLANEOUS.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Credit Agreement.

IN WITNESS WHEREOF, the parties hereto have hereto set their hands and affixed their seals as of the day and year first above written.

BORROWER:

KITE REALTY GROUP, L.P., a Delaware limited partnership

By:	Kite Realty Group Trust, its sole General Partner

	By:	/s/ Daniel R. Sink
Daniel R. Sink, Executive Vice President and
Chief Financial Officer

REIT:

KITE REALTY GROUP TRUST

By:	/s/ Daniel R. Sink
Name:	Daniel R. Sink
Title:	Executive Vice President and Chief Financial Officer

SUBSIDIARY GUARANTORS:

EACH GUARANTOR WHICH IS A SUBSIDIARY AS LISTED ON SCHEDULE 1

By:	Kite Realty Group, L.P., the sole member of each such Guarantor

	By:	Kite Realty Group Trust, its sole general partner

		By:	/s/ Daniel R. Sink
		Name:	Daniel R. Sink
		Title:	Executive Vice President and Chief Financial Officer

[Signatures Continued On Next Page]

KRG COURTHOUSE SHADOWS, LLC

By:	KRG Courthouse Shadows I, LLC, its sole member

	By:	Kite Realty Group, L.P., its sole member

		By:	Kite Realty Group Trust, its sole general partner

			By:	/s/ Daniel R. Sink
			Name:	Daniel R. Sink
			Title:	Executive Vice President and Chief Financial Officer

CORNER ASSOCIATES, LP

By:	KRG Corner Associates, LLC, its sole general partner

	By:	Kite Realty Group, L.P., its sole member

		By:	Kite Realty Group Trust, its sole general partner

			By:	/s/ Daniel R. Sink
			Name:	Daniel R. Sink
			Title:	Executive Vice President and Chief Financial Officer

KITE REALTY EDDY STREET LAND, LLC

By:	Kite Realty Holding, LLC, their sole member

	By:	Kite Realty Group, L.P., its sole member

		By:	Kite Realty Group Trust, its sole general partner

			By:	/s/ Daniel R. Sink
			Name:	Daniel R. Sink
			Title:	Executive Vice President and Chief Financial Officer

[Signatures Continued On Next Page]

KITE REALTY NEW HILL PLACE, LLC
KITE REALTY PEAKWAY AT 55, LLC

By:	Kite Realty Development, LLC, its sole member

	By:	Kite Realty Holding, LLC, its sole member

		By:	Kite Realty Group, L.P., its sole member

			By:	Kite Realty Group Trust, its sole general partner

				By:	/s/ Daniel R. Sink
				Name:	Daniel R. Sink
				Title:	Executive Vice President and Chief Financial Officer

KRG CEDAR HILL VILLAGE, LP
KRG FRISCO BRIDGES, LP
KRG PIPELINE POINTE, LP
KRG SUNLAND II, LP

By:	KRG Texas, LLC, their sole general partner

	By:	KRG Capital, LLC, its sole member

		By:	Kite Realty Group, L.P., its sole member

			By:	Kite Realty Group Trust, its sole general partner

				By:	/s/ Daniel R. Sink
				Name:	Daniel R. Sink
				Title:	Executive Vice President and Chief Financial Officer

[Signatures Continued On Next Page]

KRG MARKET STREET VILLAGE, LP

By:	KRG Market Street Village I, LLC, its sole general partner

	By:	Kite Realty Group, L.P., its sole member

		By:	Kite Realty Group Trust, its sole general partner

			By:	/s/ Daniel R. Sink
			Name:	Daniel R. Sink
			Title:	Executive Vice President and Chief Financial Officer

KRG SAN ANTONIO, LP

By:	Kite San Antonio, LLC, its sole general partner

	By:	Kite Realty Group, L.P., its sole member

		By:	Kite Realty Group Trust, its sole general partner

			By:	/s/ Daniel R. Sink
			Name:	Daniel R. Sink
			Title:	Executive Vice President and Chief Financial Officer

KRG EAGLE CREEK III, LLC
KRG PANOLA II, LLC

By:	KRG Capital, LLC, their sole member

	By:	Kite Realty Group, L.P., its sole member

		By:	Kite Realty Group Trust, its sole general partner

			By:	/s/ Daniel R. Sink
			Name:	Daniel R. Sink
			Title:	Executive Vice President and Chief Financial Officer

[Signatures Continued On Next Page]

KRG CEDAR HILL PLAZA, LP

By:	KRG CHP Management, LLC, its sole general partner

	By:	/s/ Daniel R. Sink
	Name:	Daniel R. Sink
	Title:	Executive Vice President and Chief Financial Officer

[Signatures Continued On Next Page]

LENDERS:

KEYBANK NATIONAL ASSOCIATION, as Administrative Agent, as a Lender and as Swingline Lender

By:	/s/ James Komperda
Name:	James Komperda
Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, successor to Wachovia Bank, National Association, as Documentation Agent and as a Lender

By:	/s/ Winita Lau
Name:	Winita Lau
Title:	Vice President

BANK OF AMERICA, N.A., as Syndication Agent and as a Lender

By:	/s/ Anne Quenette Kruer
Name:	Anne Quenette Kruer
Title:	Vice President

RAYMOND JAMES BANK, FSB

By:	/s/ James M. Armstrong
Name:	James M. Armstrong
Title:	Senior Vice President

CITICORP NORTH AMERICA, INC.

By:	/s/ John C. Rowland
Name:	John C. Rowland
Title:	Director

[Signatures Continued On Next Page]

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Donald J. Pafford
Name:	Donald J. Pafford
Title:	Senior Vice President

THE HUNTINGTON NATIONAL BANK

By:	/s/ Michael Kauffman
Name:	Michael Kauffman
Title:	Senior Vice President

ROYAL BANK OF CANADA

By:	/s/ Joshua Freedman
Name:	Joshua Freedman
Title:	Authorized Signatory

JPMORGAN CHASE BANK, N.A.

By:	/s/ Elizabeth R. Johnson
Name:	Elizabeth R. Johnson
Title:	Senior Credit Banker

SCHEDULE 1

	Name of Subsidiary	State of Formation
1.	82 & Otty, LLC	Indiana
2.	Eagle Plaza II, LLC	Indiana
3.	Glendale Centre, L.L.C.	Indiana
4.	Jefferson Morton, LLC	Indiana
5.	Kite Coral Springs, LLC	Indiana
6.	Kite Eagle Creek, LLC	Indiana
7.	Kite Greyhound III, LLC	Indiana
8.	Kite Greyhound, LLC	Indiana
9.	Kite King’s Lake, LLC	Indiana
10.	Kite Pen, LLC	Indiana
11.	Kite Washington Parking, LLC	Indiana
12.	Kite West 86th Street II, LLC	Indiana
13.	KRG Bolton Plaza, LLC	Indiana
14.	KRG Centre, LLC	Indiana
15.	KRG College I, LLC	Indiana
16.	KRG College, LLC	Indiana
17.	KRG Cool Creek Outlots, LLC	Indiana
18.	KRG Eagle Creek IV, LLC	Indiana
19.	KRG Four Corner Square, LLC	Indiana
20.	KRG Fox Lake Crossing II, LLC	Indiana
21.	KRG Gainesville, LLC	Indiana
22.	KRG ISS LH OUTLOT, LLC	Indiana
23.	KRG Lithia, LLC	Indiana
24.	KRG New Hill Place, LLC	Indiana
25.	KRG Oleander, LLC	Indiana
26.	KRG Peakway at 55, LLC	Indiana
27.	KRG Waterford Lakes, LLC	Indiana
28.	KRG Zionsville, LLC	Indiana
29.	Noblesville Partners, LLC	Indiana

SCHEDULE 7.1.(i)

Litigation

The Parent and/or one of its Subsidiaries (collectively, the “Company”) was a claimant in a matter of arbitration against a former tenant of one of its operating properties. In this matter, the former tenant counterclaimed, alleging damages caused by the Company’s withholding of its consent to the assignment to a third party of its lease with the tenant. On March 29, 2012, the Company received a notice of an interim arbitration award and order (the “Interim Order”) which awarded damages plus attorneys’ fees and costs totaling $1.3 million. The Company has estimated and accrued a loss of $1.3 million in the first quarter 2012 statement of operations. This amount is recorded in Accounts payable and accrued expenses in the accompanying March 31, 2012 consolidated balance sheet. The Company paid the amount ordered in the Interim Order in April 2012.